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                                                                    Exhibit 23.2


                          Independent Auditors' Consent
                          -----------------------------

As independent auditors, we hereby consent to the incorporation by reference of our report on the consolidated financial statements and financial statement schedule of the Company as of September 30, 1997 and for each of the years in the two-year period ended September 30, 1997 included in this Form 10-K, into the Company's previously filed registration statement on Form S-8 (File No. 333-40091).


                                                 /s/ KPMG LLP


San Juan, Puerto Rico,
March 24, 1999.